Exhibit 99.1

Aeries Technology Regains Compliance with Nasdaq Listing Requirements

New York, July 17, 2025 - Aeries Technology (Nasdaq: AERT), a global leader in AI-powered value creation, business transformation, and Global Capability Center (GCC) delivery for private-equity (PE) portfolio companies, today announced that it has restored compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) and will continue to trade on the Nasdaq Capital Market. No hearing or appeal process was necessary, and the matter is now fully closed.

“We’re pleased to have restored compliance and appreciate the continued support of our shareholders as we focus on execution and long-term value creation,” said Ajay Khare, Chief Executive Officer of Aeries Technology.

Aeries continues to strengthen its platform for AI-driven business transformation and GCC delivery. The Company remains focused on supporting private equity partners in scaling and optimizing portfolio companies through digital innovation, operational efficiency, and access to global talent through our unique GCC solutions.

About Aeries Technology

Aeries Technology (NASDAQ: AERT) is a global leader in AI-enabled value creation, business transformation, and Global Capability Center (GCC) delivery for private-equity (PE) portfolio companies, supporting scalable, technology-driven execution. Founded in 2012, its commitment to workforce development has earned it the Great Place to Work Certification for two consecutive years.

Media Contact
IR@aeriestechnology.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding leadership strategy, business expansion plans, initiatives, and operational transformation. These statements are subject to risks and uncertainties as detailed in the Company's filings with the U.S. Securities and Exchange Commission, which are incorporated herein by reference. Actual results may differ materially. The Company disclaims any obligation to update forward-looking statements except as required by law.